UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01

Other Events

ITEM 9.01(d)

Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 8.01

Other Events.

Salem Communications Corporation (the “Corporation”) announced that its Board of Directors declared a special cash dividend of $0.20 per share on its Class A and Class B common stock to be paid on December 13, 2010 to shareholders of record at the close of business on December 6, 2010.  As of November 12, 2010, there were 18,598,465 shares of the Corporation’s class A common stock and outstanding and 5,553,696 shares of the Corporation’s class B common stock outstanding.  The anticipated amount of the total dividend will be approximately $4.83 million.

ITEM 9.01

Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated November 16, 2010, of Salem Communications Corporation announcing a special cash dividend.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 16, 2010	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 16, 2010, of Salem Communications Corporation announcing a special cash dividend.